FREE WRITING PROSPECTUS Dated August 25, 2015	Filed Pursuant to Rule 433 Registration No. 333-201235 Registration No. 333-201235-03

«PXG DETAILS«$131MM AFIN 2015-3 A-1b

JT-BOOKS: JPM (struc), Citi, CS, SocGen

CLS	AMT ($MM)	WAL	MDY/F	PWIN	E.FIN	L.FIN	PXG	CPN	$PX
A-1b	131.000	1.36	Aaa/AAA	13-21	05/17	02/18	1ML+70	1ML+70	100.00000

TICKER :	AFIN 2015-3	REGISTRATION :	SEC-REG
EXPECTED PXG :	PRICED	EXPECTED RATINGS:	MOODY’S/FITCH
EXPECTED SETTLE:	08/27/15	PXG SPEED :	1.4% ABS TO 10% CALL
FIRST PAY :	09/21/15	ERISA ELIGIBLE :	YES
BILL & DELIVER:	J.P. MORGAN	MIN DENOMS :	$1K x $1K

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.